                                                                      EXHIBIT 21
              LIST OF SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                             December 31, 2000

                                                                        Organized Under          Percent of Voting
Company(1)                                                                  Laws of             Securities Owned(2)
----------                                                                  -------             -------------------
FMC Corporation                                                             Delaware                 Registrant

Direct Measurement Corporation                                              Colorado                   100.0%
Electro Quimica Mexicana, S.A. de C.V.                                      Mexico                     100.0%
FMC A/S                                                                     Denmark                    100.0%
FMC Airline Equipment Europe, S.A.                                          Spain                      100.0%
FMC Argentina, Sociedad Anonyma, Comercial, Industrial Y Financiera         Argentina                  100.0%
FMC Asia-Pacific, Inc.                                                      Delaware                   100.0%
FMC Biopolymer AS                                                           Norway                     100.0%
FMC Corporation (UK) Limited                                                England                    100.0%
FMC de Mexico, S.A. de C.V.                                                 Mexico                     100.0%
FMC Defense Corporation                                                     Wyoming                    100.0%
FMC do Brasil Industria e Comercio S.A.                                     Brazil                     100.0%
FMC Europe N.V.                                                             Belgium                    100.0%
FMC Europe, S.A.                                                            France                     100.0%
FMC Food Machinery and Chemical Holding Company B.V.                        The Netherlands            100.0%
FMC Food Machinery S.A.                                                     France                     100.0%
FMC Foret, S.A.                                                             Spain                      100.0%
FMC Funding Corporation                                                     Delaware                   100.0%
FMC Holding Norway AS                                                       Norway                     100.0%
FMC Hong Kong Limited                                                       Hong Kong                  100.0%
FMC Industrial Chemicals (Netherlands) B.V.                                 Holland                    100.0%
FMC International AG                                                        Switzerland                100.0%
FMC International Sales Corporation                                         Barbados                   100.0%
FMC Italia S.p.A.                                                           Italy                      100.0%
FMC Korea Ltd.                                                              Korea                      100.0%
FMC of Canada Limited                                                       Ontario                    100.0%
FMC Productos Y Servicios, S.A. de C.V.                                     Mexico                     100.0%
FMC Southeast Asia Pte. Ltd.                                                Singapore                  100.0%
FMC Subsea Service, Inc.                                                    Delaware                   100.0%
FMC Wellhead Equipment Sdn. Bhd.                                            Malaysia                   100.0%
FMC WFC I, Inc.                                                             Wyoming                    100.0%
FMC Wyoming Corporation                                                     Delaware                    87.5%
Food Machinery Coordination Center S.C.R.L./C.V.B.A.                        Belgium                    100.0%
Forel, S.L.                                                                 Spain                       60.0%
Forsean, S.L.                                                               Spain                       70.0%
Frigoscandia Equipment AB                                                   Sweden                     100.0%
Frigoscandia Equipment Holding AB                                           Sweden                     100.0%
Frigoscandia Equipment Inc.                                                 Delaware                   100.0%
Frigoscandia Inc.                                                           Maryland                   100.0%
Intermountain Research and Development Corporation                          Wyoming                    100.0%
Intertrade Corporation                                                      Delaware                   100.0%
Kongsberg Offshore AS                                                       Norway                     100.0%
Minera Del Altiplano S.A.                                                   Argentina                  100.0%
Smith Meter GmbH                                                            Germany                    100.0%
Smith Meter Inc.                                                            Delaware                   100.0%
Sofec, Inc.                                                                 Texas                      100.0%

(1) The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(2) Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.